EXHIBIT 99.1

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

       RYDER STUDENT TRANSPORTATION SERVICES, INC. RETIREMENT/SAVINGS PLAN
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1997


                                            NUMBER OF
                                          SHARES, UNITS
                                           OR PRINCIPAL                   MARKET
                   ISSUER                    AMOUNTS        COST           VALUE
----------------------------------------  -------------  ----------     ---------

Fidelity Short-term Interest Fund             476,496    $  476,496       476,496
Fidelity U.S. Equity-Income Fund               36,896     1,830,705     1,933,744
Fidelity Diversified International Fund        45,945       774,847       741,092
Fidelity Emerging Growth Fund                  50,476     1,350,819     1,198,806
Ryder System, Inc. Common Stock Fund            1,212        12,853        12,132
Fidelity Asset Manager Growth Fund              1,352        26,469        24,977
Fidelity Asset Manager Fund                     1,339        25,220        24,563
Fidelity Asset Manager Income Fund                827        10,136        10,078
Fidelity U.S. Bond Index Fund                     436         4,651         4,703
Spartan U.S. Equity Index Fund                  2,566        87,536        89,772
Putnam Voyager Fund(A)                          1,887        37,074        35,951
Fidelity Growth Company Fund                      890        41,743        38,549
Fidelity Contrafund                             1,173        58,656        54,693
Participant Loans                             452,643       452,643       452,643
                                                         ----------    ----------
                                                         $5,189,848     5,098,199
                                                         ==========    ==========
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
                                                                                    NUMBER OF
                                                                                   SHARE, UNITS
                                                                                   OR PRINCIPAL  CONTRACT
INVESTMENT CONTRACTS:                                                                AMOUNTS       VALUE
---------------------------------------------------------------------------------- ------------- ---------
Aetna Life Insurance Co.                              014162      7.85%    3/31/98     282,520   $282,520
AIG Financial Products Corp.                          163083      6.48%    1/15/98     177,902    177,902
AIG Life Insurance Co.                               GIC-898      7.08%    6/30/98      74,083     74,083
Allstate Life Insurance Co.                             6006      6.87%    4/02/01     130,910    130,910
Continental Assurance Co.                           GP-12917      5.17%    3/31/99     128,948    128,948
Continental Assurance Co                        GP-24037-006      6.04%    12/31/99    105,212    105,212
John Hancock Mutual Life Insurance Co.                  7747      8.02%    9/30/98     208,670    208,670
John Hancock Mutual Life Insurance Co.                  8613      7.21%    10/02/00    116,111    116,111
John Hancock Mutual Life Insurance Co.                  9063      7.33%    12/31/98     17,023     17,023
John Hancock Mutual Life Insurance Co.                    62      5.83%    11/03/98      4,577      4,577
Lasalle National Bank                           LaSalle Pool      5.74%    1/05/98      49,400     49,400
Life of Virginia                                     GS-2736      4.89%    12/31/98     74,859     74,859
Lincoln National Corp.                               GA-9591      5.00%    6/30/98      85,365     85,365
MBIA                                          MBIA/CNA 24000      6.04%    6/30/99      91,313     91,313
Metropolitan Life                                   GAC24757      6.42%    12/31/99    149,799    149,799
New York Life                                        GA30317      6.29%    6/30/98     108,262    108,262
New York Life                                     GA30317002      6.44%    5/14/98     169,679    169,679
Pacific Life Insurance Co.                        G-26167.01      6.05%    1/21/98      53,836     53,836
Peoples Security Life                          BDA00532FR-00      5.52%    12/31/98    166,509    166,509
Peoples Security Life                          BDA00626FR-00      7.03%    9/30/98     158,628    158,628
Peoples Security Life                          BDA00367TR-02      6.16%    1/15/98     174,303    174,303
Principal Mutual                                    42112901      5.95%    6/30/98      92,918     92,918
Principal Mutual                                    42112902      7.05%    6/30/98     136,589    136,589
Provident Life & Accident Co.                  627-05400-01A      5.35%    3/31/98     124,870    124,870
Prudential Insurance Co. of America                007819211      5.77%    7/31/98     281,107    281,107
Transamerica Life Insurance and Annuity Co.            76710      6.38%    1/26/98     141,772    141,772
Transamerica Occidential Life Insurance Co.            51214      7.10%    3/31/98     259,394    259,394
Union Bank of Switzerland                               2340      6.40%    1/06/98     178,179    178,179
                                                                                    ---------- ----------
                                                                                     3,742,738 $3,742,738
                                                                                    ========== ==========
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